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                                                                    Exhibit 2.01

                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of September 28, 1999 (the "Agreement Date") by and among SNOWBALL.COM, INC., a Delaware corporation ("Snowball"), AMERITRACK, INC., a South Carolina corporation ("AmeriTrack") and all of the security holders of AmeriTrack (each a "Shareholder," and collectively, the "Shareholders"). The names and addresses of each Shareholder, and the shares of AmeriTrack Stock (as defined below) owned by each Shareholder, are set forth on Exhibit A attached hereto.
                                      ---------

                                    RECITALS

     A. The Shareholders now own, and will own as of the Closing Date (as defined below) all of the AmeriTrack Stock.

     B. The parties intend that, subject to the terms and conditions of this Agreement, Snowball will purchase all of the AmeriTrack Stock from the Shareholders in exchange for the consideration described herein so that Snowball shall acquire and own, as of the Closing Date, all of the issued and outstanding securities of AmeriTrack.

     C. The representations and warranties of AmeriTrack and the Shareholders herein are a material inducement to Snowball to enter into this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.  CERTAIN DEFINITIONS

         As used in this Agreement, the following terms will have the meanings set forth below. Other defined terms are set forth in context in the text.

         1.1 "Advance Payment" means that certain $25,000.00 advance made by Snowball to AmeriTrack pursuant to that certain letter of intent dated as of September 7, 1999, less any amount of such Advance Payment that has been repaid by AmeriTrack prior to the Closing.

         1.2 "AmeriTrack Ancillary Agreements" means, collectively, each agreement, certificate or document (other than this Agreement) which AmeriTrack is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

         1.3 "AmeriTrack Derivative Securities" means, collectively: (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the share capital of AmeriTrack (collectively, "AmeriTrack Stock Rights"); (b) any note, debenture, evidence of indebtedness, stock or other security of AmeriTrack that is convertible into or exchangeable for any shares of the share capital of AmeriTrack of any class or
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series or any AmeriTrack Stock Rights (each, an "AmeriTrack Convertible
Security"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire any AmeriTrack Stock Rights or any AmeriTrack Convertible Security.

          1.4 "AmeriTrack Stock" means all of the issued and outstanding shares of the share capital of AmeriTrack.

          1.5  "Cash Consideration" shall mean $1 million in cash.

          1.6 "Cash Escrow Amount" shall mean 25% of the Cash Consideration, together with any interest accrued thereon, to be held in escrow as provided in
Section 2.4.

          1.7 "Contingent Amount" shall mean 25% of the Cash Consideration, to be paid pursuant to Section 2.5.

          1.8 A Shareholder's "Percentage Interest" means, with respect to each Shareholder, the percentage of the total amount of AmeriTrack Stock owned by all the Shareholders that is owned by such Shareholder. Each Shareholder's Percentage Interest is set forth opposite such Shareholder's name on Exhibit A
                                                                     ---------
under the column titled "Percentage Interest".

          1.9 "Purchase Price" means, collectively: (a) an aggregate of 30,000 shares of Snowball Common Stock, $0.001 par value; and (b) the Cash Consideration.

          1.10 "Purchaser Representative" shall mean Azalea Capital, L.L.C.

          1.11 "Registered User Milestone" means the completion of a registration process by 55,000 users of AmeriTrack's High School Alumni website including at a minimum (i) agreement to the terms and conditions of an end user license agreement acceptable to Snowball setting forth an acceptance of terms, benefits of joining, service limitations, service changes and discontinuation, privacy policy, rights granted, limitations on liability and other relevant legal and marketing information, and (ii) an opportunity for the user to accept or decline email notices of various services and programs being offered by the registering party. Snowball acknowledges that the registration process employed on the High School Alumni website on September 10, 1999 complies with the foregoing requirements.

          1.12 "Shareholder Ancillary Agreements" means, collectively, the Escrow Agreement, the Stock Powers, IRS Form W-8 or Form W-9 and each other agreement, certificate or document (other than this Agreement) which a Shareholder is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

          1.13 "Snowball Derivative Securities" means, collectively: (a) any warrant, option, right or other security that entitles the holder thereof to purchase or otherwise acquire any shares of the share capital of Snowball (collectively, "Snowball Stock Rights"); (b) any note, debenture, evidence of indebtedness, stock or other security of Snowball that is convertible into or exchangeable for any shares of the share capital of Snowball of any class or series or any

                                       2
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Snowball Stock Rights (each, a "Snowball Convertible Security"); and (c) any warrant, option, right, note, evidence of indebtedness, stock or other security that entitles the holder thereof to purchase or otherwise acquire any Snowball Stock Rights or any Snowball Convertible Security.

          1.14 "Snowball Ancillary Agreements" means, collectively, the Escrow Agreement and each other agreement, certificate or document (other than this Agreement) which Snowball is to enter into as a party thereto, or is to otherwise execute and deliver, pursuant to or in connection with this Agreement.

          1.15 "Split" means the 3 for 2 forward stock split of the Snowball Common Stock approved by Snowball's Board of Directors on September 1, 1999.

     2.   SALE AND PURCHASE OF THE AMERITRACK STOCK

          2.1  Sale and Delivery of the AmeriTrack Stock.  Subject to the terms
               -----------------------------------------
and conditions of this Agreement, at the Closing, each of the Shareholders hereby agrees to sell, assign, transfer and convey to Snowball, and Snowball agrees to purchase, all AmeriTrack Stock owned by such Shareholder as of the Closing and all right, title and interest thereto, including without limitation any cause of action arising out of the acquisition or ownership by such Shareholder of such AmeriTrack Stock, in exchange for Snowball's payment to such Shareholder of each such Shareholder's respective portion of the consideration specified in Section 2.2 below. Each Shareholder agrees to deliver to Snowball at the Closing all the share certificates and any other documents representing the AmeriTrack Stock ("AmeriTrack Certificates") owned by such Shareholder at the Closing, accompanied by a stock power for each such AmeriTrack Certificate, duly executed in blank, in substantially the form of Exhibit B attached hereto
                                                     ---------
(the "Stock Power"). The sale by the Shareholders and Snowball's purchase of the AmeriTrack Stock pursuant to this Agreement is sometimes referred to as the "Purchase Transaction".

          2.2  Payment of the Purchase Price.
               -----------------------------

               (a) Total Amounts Payable at Closing.  Subject to the terms and
                   --------------------------------
conditions of this Agreement, Snowball hereby agrees to: (i) pay to the Shareholders in the aggregate at the Closing a total amount equal to the Purchase Price minus the Escrow Amount and minus the Contingent Amount and minus
               -----                       -----                           -----
the Advance Payment (such total net amount being referred to herein as the "Closing Payment"); and (ii) transfer to the Escrow Agent at the Closing an amount equal to the Escrow Amount. The deduction of the Advance Payment from the amounts paid to the Shareholders at the Closing will satisfy in full AmeriTrack's obligation to repay the Advance Payment to Snowball.

               (b) Payments to Each Shareholder at Closing.  The Closing Payment
                   ---------------------------------------
shall be allocated among and paid to each of the Shareholders as set forth on

Exhibit A according to each Shareholder's Percentage Interest.  Snowball will
---------
deliver the Closing Payment by wire transfer to Nexsen Pruet Jacobs & Pollard, LLP, counsel to AmeriTrack, for distribution to the Shareholders.

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          (c) Reduction of Purchase Price.  The Cash Consideration portion of
              ---------------------------
the Purchase Price shall be reduced dollar for dollar to the extent that the balance sheet liabilities of AmeriTrack as of the Closing are greater than zero other than AmeriTrack's obligations to PSIWeb, Inc. under that certain agreement dated August 31, 1999.

     2.3  The Closing.  The consummation of the Purchase Transaction
          -----------
pursuant to this Agreement (the "Closing") will take place at the offices of Fenwick & West LLP, 275 Battery Street, Suite 1500, San Francisco, CA 94111 on September 28, 1999, at 10:00 a.m. PST, or at such other place or on such other date and/or time as Snowball and AmeriTrack shall agree in writing (such date, the "Closing Date"). The parties agree that facsimile signatures will be deemed the same as original signatures with respect to all documents delivered at the Closing.

     2.4  Withholding and Allocation of Escrow Amount.  At the Closing,
          -------------------------------------------
Snowball shall withhold from the Purchase Price, and deliver to Greater Bay Trust Company or a similar institution, as escrow agent (the "Escrow Agent"), pursuant to the provisions of an escrow agreement (the "Escrow Agreement") in substantially the form attached hereto as Exhibit C: (i) 50% of the Snowball
                                          ---------
Common Stock to be issued to the Shareholders in accordance with Section 2.2 (rounded down to the nearest whole number of shares to be issued to each Shareholder) (the "Escrow Shares"), and (ii) the Cash Escrow Amount (together with the Escrow Shares, collectively as the "Escrow Amount"). The Escrow Amount will be held by the Escrow Agent from the Closing until the earlier of (a) one
(1) year after the Closing Date (the "Escrow Period") or (b) release of the Escrow Amount or a portion thereof in accordance with the Escrow Agreement. The Cash Escrow Amount held in the escrow fund will be invested in an interest-bearing account or money market instrument. Any interest payable on the Cash Escrow held in the escrow fund will be added to the Escrow Amount in the escrow fund and become a part thereof. The Shareholders shall be deemed to have consented to and approved: (i) the use of the Escrow Amount as collateral for AmeriTrack's indemnification obligations under Section 11.2 in the manner set forth in the Escrow Agreement, (ii) the appointment of James N. Haltiwanger, Jr., and in the absence of James N. Haltiwanger, Jr., R. Patrick Weston on behalf of Azalea Capital, L.L.C., as the representative of the Shareholders (the "Representative") and as the attorney-in-fact and agent for and on behalf of each Shareholder, and the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him in connection with the Escrow Amount (including, without limitation, the exercise of the power to: authorize delivery to Snowball of Escrow Shares and Cash Escrow Amount in satisfaction of claims by Snowball; agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims; resolve any claim made pursuant to Section 11.2; and take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing) and (iii) to all of the other terms, conditions and limitations in the Escrow Agreement. Any distribution of all or a portion of the escrow fund to the Shareholders shall be made in accordance with the Shareholders' Percentage Interest.

     2.5  Contingent Amount.  On and after the Closing, subject to the
          -----------------
terms and conditions of this Section 2.5, Snowball agrees to pay to the Shareholders the Contingent Amount in $25,000 increments as follows: At the Closing, Snowball will pay $25,000 of the

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Contingent Amount for each Registered User Milestone achieved prior to the
Closing. Upon the achievement of each additional Registered User Milestone following the Closing, Snowball will pay $25,000 of the Contingent Amount, with interest, until the Contingent Amount has been paid in full. The Contingent Amount paid under this Section 2.5 shall be allocated among and paid to each of the Shareholders according to such Shareholder's Percentage Interest. Payment of each increment of the Contingent Amount shall be made by Snowball to the Shareholders in cash or other immediately available funds within ten (10) days after the end of each calendar month in which the applicable Registered User Milestone is reached, pursuant to instructions to be provided by the Shareholders to Snowball. Interest shall accrue from the Closing Date on the Contingent Amount outstanding from time to time until paid in full at the fixed simple rate per annum equal to five percent (5.0%) calculated based upon a 360-day year and the actual number of days elapsed. Within ten (10) days after the end of each calendar month after the Closing Date, Snowball shall furnish the Representative a certified written statement, setting forth the number of users of the High School Alumni website who completed a registration process complying with Section 1.11 of this Agreement (a "Registered User", and collectively the
     ------------
"Registered Users") on each day of such calendar month. Snowball agrees to cause such registration process to be maintained in accordance with Section 1.11
                                                              ------------
following the Closing until the Contingent Amount is paid in full. Following the Closing, Snowball will cause AmeriTrack keep accurate records in sufficient detail to enable the number of Registered Users completing a registration process after the Closing Date to be determined. Upon any dispute between the Shareholders and Snowball regarding the calculation of the number of Registered Users, the Representative shall be permitted to examine said records, at the expense of the Shareholders, subject to reasonable confidentiality obligations, during usual business hours to the extent necessary to verify the number of Registered Users.

     2.6  Further Assurances.  If, at any time after the Closing, Snowball
          ------------------
considers or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate or perfect the Purchase Transaction as contemplated hereby or any of the other transactions contemplated hereby or to carry out the purposes and intent of this Agreement, then Snowball, AmeriTrack and their respective officers and directors may, and each Shareholder requested to do so by Snowball shall, promptly execute and deliver all such proper instruments, deeds, assignments and assurances and do all other things reasonably necessary to consummate or perfect the sale and transfer of the AmeriTrack Stock to Snowball as contemplated hereby and any of the other transactions contemplated hereby and to carry out the purposes and intent of this Agreement, in the name of AmeriTrack or otherwise.

     2.7  Waiver and Release.  Each of the Shareholders hereby disclaims,
          ------------------
waives and releases all right, title and interest in and to (of record or beneficially), and any claims (legal or equitable) to, any and all AmeriTrack Stock and any and all AmeriTrack Derivative Securities, other than to the shares
                                                        ----- ----
of AmeriTrack Stock listed opposite such Shareholder's name on Exhibit A.  Each
                                                               ---------
of the Shareholders hereby releases Snowball and AmeriTrack from any and all debts, liabilities, obligations, other than Purchase Price, claims and causes of
                                 ----- ----
action, other than claims or causes of action based on, related to or arising
        ----- ----
from a breach by Snowball of this Agreement or any Shareholder's Ancillary Agreements or Snowball Ancillary Agreements, which such Shareholder now has, ever has had, or ever claims to have had, that are based on, related to or arising from (a) ownership of any right, title and interest in and to any AmeriTrack Stock or any AmeriTrack Derivative Securities, (b) rights to equity ownership of AmeriTrack or equity interests in AmeriTrack; (c) rights to equity based appreciation in the value of AmeriTrack; (d) any other legal, economic or beneficial interest in AmeriTrack or its business; (e) any right such Shareholder may have had to exercise any preemptive right, right of first refusal or similar rights, voting rights or registration rights of any kind; and/or (f) any promises, covenants, contracts or representations with respect to the matters referred to in clauses (a), (b), (c), (d) or (e) above, other than
                                                                    ----- ----
the shares AmeriTrack Stock listed opposite such Shareholder's name on
Exhibit A.
---------

          2.8  Affiliate Agreement.  Snowball will pay AmeriTrack all payments
               -------------------
owed to AmeriTrack under that certain Affiliate Agreement dated as of June 25, 1999 through September 26, 1999. No other payments will be due by Snowball under such agreement after such date.

     3.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          Each of the Shareholders hereby represents and warrants to Snowball that all the statements set forth below in this Section 3 are true, correct and complete as of the Agreement Date and will be true, correct and complete as of the Closing Date:

          3.1  Organization of Certain Shareholders.  If such Shareholder is a
               ------------------------------------
corporation, partnership, limited liability company, trust or other entity, such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and the individual signing this Agreement and/or any of the Shareholder Ancillary Agreements on behalf of such Shareholder is a duly authorized representative of such Shareholder who has valid authority to execute and deliver this Agreement and such Shareholder Ancillary Agreements on behalf of such Shareholder.

          3.2  Authorization of Transactions.  Such Shareholder has full power,
               -----------------------------
capacity and authority (including, if such Shareholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and the Shareholder Ancillary Agreements, and to perform its obligations hereunder and thereunder. This Agreement and the Shareholder Ancillary Agreements are, or when executed by the Shareholder will be, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.3  AmeriTrack Stock.  Such Shareholder owns of record and
               ----------------
beneficially, and has good, valid and marketable title to, all of the shares of AmeriTrack Stock set forth opposite such Shareholder's name on Exhibit A, free
                                                               ---------
and clear of any restrictions on transfer (other than restrictions imposed by applicable securities laws, if any), taxes, security interests, liens, pledges, mortgages, charges, encumbrances, options, warrants, purchase rights, contracts, commitments, calls, equities, claims and demands. Such Shareholder does not own, of record or beneficially, any AmeriTrack Stock except as specified in Exhibit A or any AmeriTrack Derivative Securities. Such Shareholder is not a
---------
party to any voting trust, proxy or other agreement or understanding with respect to the voting of any share capital of AmeriTrack or the registration of any shares of share capital of AmeriTrack.

          3.4  Disclosure of Information.  Such Shareholder has received or has
               -------------------------
had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Snowball Common Stock to be acquired by such Shareholder under this Agreement (the "Snowball Securities"). Such Shareholder further has had an opportunity to ask questions and receive answers from Snowball, the Purchaser Representative, AmeriTrack, and AmeriTrack's management regarding the terms and conditions of the Purchase Transaction and to obtain additional information (to the extent Snowball possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Shareholder or to which such Shareholder had access.

          3.5  Investment Experience.  Such Shareholder understands that the
               ---------------------
acquisition of the Snowball Securities involves substantial risk. Such Shareholder individually or together with his or her Purchaser Representative has experience as an investor in securities of companies in the development stage and acknowledges that such Shareholder is able to fend for itself, can bear the economic risk of such Shareholder's investment in the Snowball Securities and individually or together with his or her Purchaser Representative has such knowledge and experience in financial or business matters that such Shareholder is capable of evaluating the merits and risks of this investment in the Snowball Securities and protecting its own interests in connection with this investment. The Purchaser Representative has received no remuneration from Snowball in connection with such advice.

          3.6  Investment Representations.  Each Shareholder hereby agrees,
               --------------------------
represents and warrants as follows:

               (a) Acquisition for Own Account.  The Snowball Securities to be
                   ---------------------------
acquired by such Shareholder hereunder will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, such Shareholder also represents that such Shareholder has not been formed for the specific purpose of acquiring Snowball Securities.

               (b) Restricted Securities.  Such Shareholder understands that the
                   ---------------------
Snowball Securities are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from Snowball in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Shareholder represents that such Shareholder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Shareholder understands that Snowball is under no obligation to register any of the Snowball Securities acquired hereunder. Such Shareholder understands that no public market now exists for any of the Snowball

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Securities and that it is uncertain whether a public market will ever exist for the Snowball Securities.

          (c)  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, such Shareholder further agrees not to make any disposition of all or any portion of the Snowball Securities unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Shareholder shall have notified Snowball of the proposed disposition and, except as set forth in clause
(d) below, shall have furnished Snowball with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Shareholder or its transferee, with an opinion of counsel, reasonably satisfactory to Snowball, that such disposition will not require registration of such securities under the Securities Act.

          (d)  Legends.  It is understood that the certificates evidencing the
               -------
Snowball Securities will bear the legend set forth below and any legend required by state securities laws:

                    The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the securities laws of certain states. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.

The legend set forth above shall be removed by Snowball from any certificate evidencing Snowball Securities; and no opinion of counsel will be required in connection with the transfer of Snowball Securities: (i) to the extent that such Snowball Securities are held by nonaffiliates of Snowball and may, in Snowball's reasonable opinion, all be sold within a three month period in accordance with Rule 144 promulgated under the Act; or (ii) upon delivery to Snowball of an opinion by counsel, reasonably satisfactory to Snowball, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which Snowball issued the Snowball Securities. In addition, Snowball will not require an opinion of counsel in connection with a transfer of Snowball Securities by a Shareholder to Snowball, an Indemnified Person (as defined in Section 11.2 below) or another Shareholder so long as (i) in the opinion of Snowball's counsel such transfer may be made without such a registration statement being in effect and without jeopardizing the exemption or exemption from registration pursuant to which Snowball issued the Snowball Securities; and (ii) such transferee makes the representations and warranties made in Sections 3.4,
3.5 and 3.6 hereof and agrees to be bound by the terms and conditions of such sections.

     4.   REPRESENTATIONS AND WARRANTIES OF AMERITRACK

          AmeriTrack hereby represents and warrants to Snowball that the statements set forth below in this Section 4 are true, correct and complete as of the Agreement Date and will be true, correct and complete as of the Closing Date, except as is otherwise expressly set forth in the AmeriTrack Disclosure Schedule attached as Exhibit D hereto (the "AmeriTrack Disclosure Schedule"),
                     ---------
which statements in such AmeriTrack Disclosure Schedule shall be deemed to be representations and warranties made by AmeriTrack under this Section 4:

          4.1  Organization and Good Standing.  AmeriTrack is a company duly
               ------------------------------
organized, validly existing and in good standing under the laws of South Carolina. AmeriTrack has the power and authority to own, operate and lease its respective properties and to carry on its respective business as now conducted and as proposed to be conducted, and is duly qualified to transact business as a foreign company in each jurisdiction in which such qualification is required.

          4.2  Power, Authorization and Validity.  AmeriTrack has the right,
               ---------------------------------
power, legal capacity and authority to enter into, execute, deliver and perform its obligations under this Agreement and all AmeriTrack Ancillary Agreements and AmeriTrack has all requisite power and authority to consummate all of the transactions contemplated by this Agreement and by all AmeriTrack Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the AmeriTrack Ancillary Agreements by AmeriTrack have been duly and validly approved and authorized by all necessary action on the part of AmeriTrack's board of directors and shareholders. This Agreement and the AmeriTrack Ancillary Agreements are, or when executed by AmeriTrack will be, valid and binding obligations of AmeriTrack enforceable in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          4.3  Capitalization of AmeriTrack.
               ----------------------------

               4.3.1  Outstanding Stock. The authorized share capital of
                      -----------------
AmeriTrack consists entirely of 1,000,000 shares of Common Stock, no par value, of which 610,632 shares are issued and outstanding, all of which shares are now owned and held (and all of which shares will at the Closing be owned and held) only by the Shareholders listed on Exhibit A in the respective amounts of each
                                   ---------
such class (as applicable) shown for each such Shareholder on Exhibit A. No other shares or fractional shares of the share capital of AmeriTrack are (or will at Closing be) authorized, issued or outstanding. All issued and outstanding shares of AmeriTrack Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any claim, lien, preemptive right, or right of rescission, and have been offered, issued, sold and delivered by AmeriTrack (and, if applicable, transferred) in compliance with all requirements of applicable law, AmeriTrack's Articles of Incorporation, Bylaws and other charter documents and all agreements to which AmeriTrack is a party. AmeriTrack has no liability for any dividends declared or accrued but unpaid.

          4.3.2  No Options, Warrants or Rights.  As of the Agreement Date there
                 ------------------------------
are no AmeriTrack Derivative Securities outstanding and as of the Closing date there will be no AmeriTrack Derivative Securities outstanding. No shares of AmeriTrack Stock are reserved for issuance under any stock purchase, stock option or other benefit plan.

          4.3.3  No Voting or Other Arrangements.  There are no voting
                 -------------------------------
agreements, voting trusts, rights of repurchase, rights of first refusal or other restrictions applicable to any of AmeriTrack's outstanding securities or to the sale of any shares of AmeriTrack Stock to Snowball hereunder.

     4.4  Subsidiaries.  AmeriTrack has no subsidiaries and no interest,
          ------------
direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity.

     4.5  No Violations.  Neither the execution and delivery of this
          -------------
Agreement or any AmeriTrack Ancillary Agreement, nor the consummation of the Purchase Transaction or any of the other transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Articles of Incorporation, Bylaws or other charter documents of AmeriTrack as currently in effect; (ii) to AmeriTrack's knowledge, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to AmeriTrack or the assets or properties of AmeriTrack; or (iii) any AmeriTrack Agreement (as defined in Section 4.11).

     4.6  Litigation.  There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation pending against AmeriTrack (or against any officer or director of AmeriTrack) before any court, administrative agency or arbitrator, nor, to the best of AmeriTrack's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened, nor to the best of AmeriTrack's knowledge is there any basis for any person, firm, corporation or other entity, to assert a claim against AmeriTrack. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against AmeriTrack.

     4.7  Taxes.  AmeriTrack has:  (a) timely filed all national, state,
          -----
local and foreign tax returns required to be filed by it; (b) timely paid all taxes required by such tax returns to be paid by it in respect of all periods for which returns have been filed; (c) has timely withheld and paid to the appropriate taxing authorities all taxes and other payments required to be withheld by it from salaries and other compensatory payments paid or payable by it to employees or other service providers paid or payable by it; (d) timely made all necessary estimated tax payments; and (e) no material liability for taxes. AmeriTrack has not received any notification that any issues have been raised (and are currently pending) by any taxing authority (including but not limited to any income, franchise, sales or use tax authority) regarding AmeriTrack.

          4.8  Liabilities.  AmeriTrack has no debt, liability or obligation of
               -----------
any nature (whether intercompany or owed to third parties), whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those shown on Section 4.8 to the AmeriTrack Disclosure Schedule.
               -----------

          4.9  Assets.
               ------

               4.9.1  Assets Generally. Section 4.9 to the AmeriTrack Disclosure
                      ----------------  -----------
Schedule lists all of the tangible and intangible assets of AmeriTrack, including without limitation all AmeriTrack IP Rights ("Assets"). AmeriTrack has good and marketable title to the Assets, free and clear of all liens, mortgages, security interests, claims, charges, restrictions or encumbrances. All Assets are in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which AmeriTrack is a party are fully effective and afford AmeriTrack, as the case may be, peaceful and undisturbed possession of the real or personal property that is the subject of the lease. AmeriTrack does not own any real property.

               4.9.2  Database.  Without limiting the foregoing, the
                      --------
highschoolalumni.com database included within the Assets is in good working order as currently configured and is operable, and will be operable, without anything other than minor maintenance, for a period of ninety (90) days following the Closing; provided, however, AmeriTrack makes no representation or
                       --------  -------
warranty regarding any modifications or other changes to the highschoolalumni.com database implemented by Snowball or its agents or independent contractors before or after the Closing Date, or the continued operation of the highschoolalumni.com database following the Closing as a result of such modifications or other changes during such ninety (90) day period.

          4.10 Absence of Certain Changes. Since June 30, 1999, there has not
               --------------------------
been with respect to AmeriTrack: (a) any material adverse change in the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of AmeriTrack; (b) material damage, destruction or loss of any Asset, whether or not covered by insurance;
(c) action prohibited by Section 6.1.1; or (d) agreement or arrangement made by
                         -------------
AmeriTrack to take any action which, if taken prior to the Agreement Date, would have made any representation or warranty of AmeriTrack or the Shareholders set forth in this Agreement untrue or incorrect.

          4.11 Contracts and Commitments.  Section 4.11 to the AmeriTrack
               -------------------------   ------------
Disclosure Schedule sets forth a list of each of the written or oral contracts, agreements, commitments or other instruments to which AmeriTrack is a party or to which AmeriTrack or any of its assets or properties is bound (collectively, the "AmeriTrack Agreements"). A copy of each such agreement or document has been delivered to Snowball. Except as provided in Section 4.11 of the
                                                   ------------
AmeriTrack Disclosure Schedule, no consent or approval of any third party is required to ensure that following the Closing each AmeriTrack Agreement shall continue to be in full force and effect without any breach or violation thereof caused by virtue of the transactions contemplated hereby. AmeriTrack is not in breach or default of, and has not breached or been in default of, any AmeriTrack Agreement.

          4.12 Intellectual Property.
               ---------------------

               4.12.1 AmeriTrack owns, or has the irrevocable right to use, sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of its business as presently conducted and as presently proposed to be conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "AmeriTrack IP Rights"). AmeriTrack is the legal and beneficial owner of all rights, including all Intellectual Property Rights, in and to the Assets.

               4.12.2 AmeriTrack has not violated, and the conduct of its business and use, marketing, sale or distribution of any Asset does not violate, any license or agreement between AmeriTrack and any third party or infringe or misappropriate any Intellectual Property Right of any third party. AmeriTrack has not received any notice asserting any such violation, infringement or misappropriation or any conflict with the rights of any other party, and, to the best knowledge of AmeriTrack, there is no basis for any such assertion. To the best knowledge of AmeriTrack, no employee or agent of or consultant to AmeriTrack is in violation of any term of any third party employment, nondisclosure, noncompetition or similar contract or agreement with respect to the performance of services for AmeriTrack.

               4.12.3 AmeriTrack has taken reasonable and practicable steps, in accordance with prevailing industry standards, designed to protect, preserve and maintain the secrecy and confidentiality of all material AmeriTrack IP Rights. All officers, employees, agents and consultants of AmeriTrack having access to proprietary information have executed and delivered to AmeriTrack an agreement regarding the protection of such proprietary information and the assignment of inventions to AmeriTrack, in the form provided to Snowball and copies of all such agreements executed by all such persons have been delivered to Snowball.

               4.12.4  Section 4.12 to the AmeriTrack Disclosure Schedule
                       ------------
contains a list of all worldwide applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by AmeriTrack to secure, perfect or protect its interest in AmeriTrack IP Rights.

               4.12.5 As used herein, the term "Intellectual Property Rights" means, collectively, all worldwide industrial and intellectual property rights, including, without limitation, patents, trademarks, trade dress rights, trade names, service marks, Internet domain names, copyrights, and all applications, registrations and rights pertaining thereto, "moral rights", inventions, trade secrets, know-how, customer lists, software source code and object code, algorithms, architecture, structure, display screens, layouts, development tools and all documentation and media constituting, describing or relating to the above.

          4.13 Compliance with Laws. AmeriTrack has complied, and is now and at
               --------------------
the Closing Date will be in compliance, in all material respects, with all applicable national, state, local or foreign laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to its assets, properties and business, including without limitation all environmental, zoning and labor laws and regulations. AmeriTrack holds all permits, licenses and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business.

          4.14  Employment.  To AmeriTrack's knowledge, AmeriTrack is in
                ----------
compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters in each of the jurisdictions in which it conducts business.
Section 4.14 to the AmeriTrack Disclosure Schedule lists each employee of
------------
AmeriTrack and each employment, severance or other similar contract, arrangement or policy, each employee benefit plan (if any) and each plan or arrangement providing for compensation or benefits for employees, consultants or directors which is entered into, maintained or contributed to by AmeriTrack and covers any employee or former employee or consultant or former consultant of AmeriTrack.

          4.14  No Brokers.  Neither AmeriTrack nor any of the Shareholders is
                ----------
under any obligation for the payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated hereby.

          4.15  Disclosure.  To AmeriTrack's knowledge, neither this Agreement,
                ----------
the AmeriTrack Disclosure Schedule nor any of the certificates or documents to be delivered by AmeriTrack and/or the Shareholders to Snowball under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     5.  REPRESENTATIONS AND WARRANTIES OF SNOWBALL

          Snowball hereby represents and warrants to AmeriTrack that the statements set forth below in this Section 5 are true, correct and complete as of the Agreement Date and will be correct and complete as of the Closing Date:

          5.1  Organization and Good Standing.  Snowball is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

          5.2  Power, Authorization and Validity.
               ---------------------------------

               5.2.1 Snowball has the right, power and authority to enter into, execute and perform its obligations under this Agreement and the Snowball Ancillary Agreements. The execution, delivery and performance of this Agreement and the Snowball Ancillary Agreements by Snowball have been duly and validly approved and authorized by all necessary corporate action on the part of Snowball.

               5.2.2 This Agreement and the Snowball Ancillary Agreements are, or when executed by Snowball will be, valid and binding obligations of Snowball, enforceable in accordance with their respective terms, subject to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

          5.3  Capitalization of Snowball.  The following representations
               --------------------------
reflect the fact that Snowball has authorized the Split but that the Split may not have become effective prior to the execution of this Agreement. The authorized share capital of Snowball consists entirely of 25,000,000 shares of Common Stock, $0.001 par value, prior to the Split, which number is expected to be 35,000,000 shares of Common Stock, $0.001 par value post-Split, and 20,000,000 shares of Preferred Stock, of which 9,990,110 are designated Series A Preferred Stock, $0.001 par value and 5,000,000 are designated Series B Preferred Stock, $0.001 par value. As of the Agreement Date, Snowball had 19,335,500 shares of Common Stock pre-Split and 29,003,250 shares of Common Stock post-Split (i) issued and outstanding; (ii) subject to options or warrants to purchase shares of Snowball Common Stock; (iii) issuable upon conversion of shares of outstanding Series A Preferred Stock and Series B Preferred Stock; and
(iv) reserved for issuance under Snowball's 1999 Equity Incentive Plan. No other shares of the share capital of Snowball are (or will at Closing be) authorized, issued or outstanding. Except as set forth above and except for the right of first refusal held by certain holders of Snowball's preferred stock, there are no Snowball Derivative Securities outstanding. The last price per share (on an as-converted to Common Stock basis) of the Series B Preferred Stock sold and issued by Snowball prior to the Closing date was $6.33 pre-Split ($4.22 on an as-converted to Common Stock basis post-Split), and the last options to purchase shares of Snowball Common Stock issued prior to the Closing had an exercise price of $3.00 per share Pre-Split and $2.00 per share Post-Split.

          5.4  No Violations.  Neither the execution and delivery of this
               -------------
Agreement or any Snowball Ancillary Agreement, nor the consummation of the Purchase Transaction or any of the other transactions contemplated hereby or thereby, nor Snowball's discussion or negotiation with AmeriTrack of the Purchase Transaction or any of the other transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of: (i) any provision of the Certificate of Incorporation, Bylaws or other charter documents of Snowball as currently in effect; (ii) to Snowball's knowledge, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Snowball or the assets or properties of Snowball; or (iii) any agreement, contract, commitment or instrument that is material to the business of Snowball.

          5.5  Litigation.  There is no action, suit, arbitration, mediation,
               ----------
proceeding, claim or investigation pending against Snowball (or against any officer or director of Snowball) before any court, administrative agency or arbitrator, nor, to the best of Snowball's knowledge, has any such action, suit, proceeding, arbitration, mediation, claim or investigation been threatened. To Snowball's knowledge, there is no basis for any person, firm, corporation or other entity, to assert a claim against Snowball based upon Snowball's entering into this Agreement or consummating the transactions contemplated hereby. There is no judgment, decree, injunction, rule or order of any governmental entity or agency, court or arbitrator outstanding against Snowball.

          5.6  Financial Statements.  Attached as Exhibit E are the following
               --------------------               ---------
financial statements of Snowball: the unaudited balance sheet of Snowball at July 31, 1999 (the "Snowball Balance Sheet") and the unaudited income statements of Snowball for the period ended July 31, 1999 (collectively, the "Snowball Financial Statements"). The Snowball Financial Statements are (a) in accordance with and accurately reflect the books and records of Snowball, and (b) fairly present the financial condition of Snowball at the dates therein indicated and the results of operations for the periods therein specified.

          5.7  Disclosure of Information.  Snowball has received or has had full
               -------------------------
access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the AmeriTrack Stock to be acquired by Snowball under this Agreement. Snowball further has had an opportunity to ask questions and receive answers from AmeriTrack and its officer and director regarding the terms and conditions of the Purchase Transaction and to obtain additional information (to the extent AmeriTrack possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Snowball or to which Snowball had access.

          5.8  Investment Experience.  Snowball understands that the acquisition
               ---------------------
of the AmeriTrack Stock involves substantial risk. Snowball has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the AmeriTrack Stock and has such knowledge and experience in financial or business matters that Snowball is capable of evaluating the merits and risks of this investment in the AmeriTrack Stock and protecting its own interests in connection with this investment.

          5.9  Investment Representations.  Snowball hereby agrees, represents
               --------------------------
and warrants as follows:

               (a)  Acquisition for Own Account. The AmeriTrack Stock to be
                    ---------------------------
acquired by Snowball hereunder will be acquired for investment for Snowball's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Snowball has no present intention of selling, granting any participation in, or otherwise distributing the same. Snowball also represents that it has not been formed for the specific purpose of acquiring the AmeriTrack Stock.

               (b)  Restricted Securities. Snowball understands that the shares
                    ---------------------
of the AmeriTrack Stock are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Shareholders in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.

               (c)  Legends. It is understood that the certificates evidencing
                    -------
the AmeriTrack Stock on the Closing Date will bear the legends set forth below:

                    (i) THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAW

                    (ii) THE RIGHTS OF SHAREHOLDERS IN A STATUTORY CLOSE CORPORATION MAY DIFFER MATERIALLY FROM THE RIGHTS OF SHAREHOLDERS IN OTHER CORPORATIONS. COPIES OF THE ARTICLES OF INCORPORATION AND THE BYLAWS, SHAREHOLDERS' AGREEMENTS, AND OTHER DOCUMENTS, ANY OF WHICH MAY RESTRICT TRANSFERS AND AFFECT VOTING AND OTHER RIGHTS, MAY BE OBTAINED BY A SHAREHOLDER ON WRITTEN REQUEST TO THE CORPORATION.

          5.10  No Brokers.  Snowball is not under any obligation for the
                ----------
payment of any fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the transactions contemplated hereby.

          5.11  Disclosure.  To Snowball's knowledge, neither this Agreement nor
                ----------
any of the certificates or documents to be delivered by Snowball under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     6.   COVENANTS OF AMERITRACK AND THE SHAREHOLDERS

          6.1  By AmeriTrack.  During the period from the Agreement Date until
               -------------
the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, AmeriTrack hereby covenants and agrees with Snowball as follows:

               6.1.1  Maintenance of Business. AmeriTrack will carry on and
                      -----------------------
preserve its business and its relationships with customers, suppliers, employees, consultants and others in substantially the same manner as it has prior to the date hereof. If AmeriTrack becomes aware of a material deterioration in the relationship with any material customer, supplier, key employee, consultant or business partner, AmeriTrack will promptly bring such information to the attention of Snowball in writing and, if requested by Snowball, will exert its diligent efforts to restore the relationship. AmeriTrack will not, without the prior written consent of Snowball: (a) borrow or lend any money; (b) encumber, or permit to be encumbered or, except as set forth in Section 6.1.1 to the AmeriTrack Disclosure Schedule, sell, transfer or
         -------------
dispose of any of its Assets; (c) make any payment or commitment or incur any liability or obligation in excess of $1,000; (d) declare, set aside or pay any cash or stock dividend or make any distribution in respect of any of its share capital; (e) enter into, amend or terminate any contract, agreement or license;
(f) waive or release any material right or claim; (g) issue, sell, create or authorize any shares of its share capital or issue, grant or create any AmeriTrack Derivative Securities; (h) change its capital structure; (i) merge, consolidate or reorganize with, or acquire, any entity or enter into any negotiations, discussions or agreement for such purpose; (j) amend its charter documents; (k) license any of its technology or Intellectual Property Rights; (l) change any material insurance coverage; or (m) agree to do any of the things described in the preceding clauses (a) through (l).

               6.1.2  Access to Information.  Until the Closing, AmeriTrack will
                      ---------------------
allow Snowball and its agents reasonable access to the files, books, records and offices of AmeriTrack, including, without limitation, any and all information relating to the Intellectual Property Rights, contracts, leases, licenses, commitments, taxes, and real, personal and intangible property and financial condition of AmeriTrack. AmeriTrack will cause its accountants to cooperate with Snowball and its agents in making available all financial and tax information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements and tax returns, prepared or audited by such accountants.

          6.2  By AmeriTrack and the Shareholders. During the period from
               ----------------------------------
the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 10, AmeriTrack and each of the Shareholders hereby covenants and agrees with Snowball as follows:

               6.2.1  Advice of Changes. AmeriTrack and each Shareholder
                      -----------------
will promptly advise Snowball in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of AmeriTrack or the Shareholders contained in this Agreement or the AmeriTrack Disclosure Schedule, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect.

               6.2.2  Necessary Consents. In addition to their obligations
                      ------------------
under Section 2.6, AmeriTrack, each of its officers, directors and employees, and each of the Shareholders will use their respective commercially reasonable, diligent efforts to promptly obtain such written consents and take such other actions as may be necessary to allow the consummation of the transactions contemplated hereby and to allow Snowball to carry on AmeriTrack's business after the Closing.

               6.2.3  No Other Negotiations. From the Agreement Date until
                      ---------------------
the earlier of termination of this Agreement in accordance with Section 10 or the consummation of the transactions contemplated hereby, none of AmeriTrack, its officers, directors and employees, nor any of the Shareholders will, and will not authorize, encourage or permit, any officer, director, employee, shareholder or affiliate of AmeriTrack, or any other person, on its or their behalf to, directly or indirectly, solicit, facilitate, discuss, negotiate or accept or enter into or encourage any offer, inquiry or proposal received from, or any agreement with, any other party, furnish to any person any information with respect to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any person (other than Snowball), concerning any agreement or transaction regarding the possible (a) acquisition of or merger or other business combination with AmeriTrack; (b) disposition of all or any substantial portion of the business, assets or securities of AmeriTrack by sale, license or others, other than as disclosed on Section 6.2.3 of the Disclosure Schedule; (c)
                                   -------------
purchase by AmeriTrack of all or substantially all the business, assets or securities of another company; (d) license of technology of AmeriTrack other than in the ordinary course of business; or (e) provision or delivery of any confidential information of AmeriTrack to any party other than Snowball concerning any such possible transaction. AmeriTrack and the Shareholders, as applicable, will promptly notify Snowball orally and in writing of any such offers, inquiries or proposals, the principal terms of the same and the identity of the party making the same.

               6.2.4  Satisfaction of Conditions Precedent.  AmeriTrack, its
                      ------------------------------------
directors and officers and each of the Shareholders will use their respective commercially reasonable, diligent efforts to promptly satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9; to promptly cause the transactions contemplated by this Agreement to be consummated in accordance with the provisions of this Agreement; and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required in order to effect the transactions contemplated hereby.

               6.2.5  Provision of Audited Financial Statements. AmeriTrack and
                      -----------------------------------------
the Shareholders will cause a balance sheet and a statement of operations and cash flows from inception through August 31, 1999, audited by a qualified accounting firm reasonably acceptable to Snowball and prepared in accordance with GAAP applied on a consistent basis with prior periods, to be delivered to Snowball on or before the date 30 days following the Closing Date, at no expense to Snowball.

               6.2.6  Opinion of Counsel. AmeriTrack and the Shareholders will
                      ------------------
take such actions as are necessary in oder for Nexsen Pruet Jacobs & Pollard, LLP to be able to deliver and to deliver an opinion of counsel in substantially the form of Exhibit G, including customary qualifications and assumptions
            ---------
reasonably acceptable to Snowball, on or before the date 20 days following the Closing Date, at no expense to Snowball.

     7.   SNOWBALL COVENANTS

          During the period from the Agreement Date until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with
Section 10, Snowball covenants and agrees as follows:

          7.1  Advice of Changes.  Snowball will promptly advise AmeriTrack in
               -----------------
writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Snowball contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, including without limitation any material change in the capital structure of Snowball.

          7.2  Satisfaction of Conditions Precedent.  Snowball will use its
               ------------------------------------
diligent efforts to promptly satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     8.   CONDITIONS TO OBLIGATIONS OF AMERITRACK AND THE SHAREHOLDERS

          The obligations of AmeriTrack and the Shareholders to consummate the sale of the AmeriTrack Stock to Snowball and any other transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by AmeriTrack and the Shareholders in their sole discretion, but only in a writing signed by AmeriTrack and Shareholders collectively holding at least a majority of the then outstanding shares of AmeriTrack Stock):

          8.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of Snowball set forth in Section 5 shall be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and AmeriTrack shall have received a certificate to such effect executed by Snowball's President or any Vice President.

          8.2  Covenants.  Snowball shall have performed and complied in all
               ---------
material respects with all of its covenants contained in Section 7 on or before the Closing, and AmeriTrack shall have received a certificate to such effect signed by Snowball's President or any Vice President.

          8.3  Documents.  Snowball shall have executed and delivered to
               ---------
AmeriTrack all the Snowball Ancillary Agreements.

          8.4  Consulting Agreement. Snowball shall have executed and delivered
               --------------------
the Consulting Agreement with James N. Haltiwanger, Jr. in the form attached hereto as Exhibit F (the "Consulting Agreement").
          ---------

     9.   CONDITIONS TO OBLIGATIONS OF SNOWBALL

          The obligations of Snowball hereunder to consummate the purchase of the AmeriTrack Stock, the payment of the Purchase Price and any other transactions contemplated by this Agreement are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Snowball in its sole discretion, but only in a writing signed by Snowball):

          9.1  Accuracy of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Shareholders set forth in Section 3 and the representations and warranties of AmeriTrack set forth in Section 4 shall each be true and accurate in every material respect on and as of the Closing with the same force and effect as if they had been made at the Closing, and Snowball shall have received certificates to such effect executed by AmeriTrack's President.

          9.2  Covenants.  AmeriTrack and each of the Shareholders shall have
               ---------
performed and complied in all material respects with all of their respective covenants contained in Section 6 on or before the Closing, and Snowball shall have received certificates to such effect signed by AmeriTrack's President.

          9.3  Documents.  AmeriTrack, the Shareholders and the Representative
               ---------
shall have executed and delivered to Snowball all the AmeriTrack Ancillary Agreements and all the Shareholder Ancillary Agreements, as applicable.

          9.4  Consulting Agreement.  James N. Haltiwanger, Jr. shall have
               --------------------
executed and delivered to Snowball the Consulting Agreement.

          9.5  Resignation of Directors and Officers.  The directors and
               -------------------------------------
officers of AmeriTrack in office immediately prior to the Closing shall have resigned effective as of the Closing, unless otherwise directed by Snowball.

          9.6  Sale of URLs. James N. Haltiwanger, Jr.  will have entered into a
               ------------
URL Transfer Agreement in form satisfactory to Snowball under which Mr. Haltiwanger will have assigned to Snowball all URLs he owns which are in any way related to the coverage and/or registration of domestic high school alumni on the internet.

          9.7  Elimination of Liabilities.  AmeriTrack will have satisfied all
               --------------------------
outstanding liabilities of AmeriTrack other than AmeriTrack's obligations to PSIWeb, Inc. on or before the Closing.

     10.  TERMINATION OF AGREEMENT

          10.1 Prior to or at the Closing.
               --------------------------

               10.1.1    Mutual Termination. This Agreement may be terminated
                         ------------------
at any time prior to or at the Closing by the mutual written consent of Snowball and AmeriTrack, approved by their respective Boards of Directors; and the consent of the Shareholders shall not be required to terminate this Agreement provided such termination has been approved by the AmeriTrack Board of Directors.

               10.1.2    By Snowball.
                         -----------

                         (a)  This Agreement may be terminated by Snowball if
the conditions precedent set forth in Section 9 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by AmeriTrack and/or the Shareholders on or before Midnight, Pacific Standard Time on October 15, 1999 (the "Termination Date").

                         (b)  In addition, Snowball may terminate this Agreement
at any time prior to or at the Closing if any of the representations and warranties of AmeriTrack or Shareholders in Sections 3 and 4 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or AmeriTrack and/or the Shareholders have breached any of their respective covenants under Section 6 of this Agreement in any material respect, and AmeriTrack and/or the Shareholders have not cured such breach prior to the earlier of: (i) the Closing; (ii) five
(5) days after Snowball has given AmeriTrack written notice of its intention to terminate this Agreement pursuant to this subsection 10.1.2(b); or (iii) the Termination Date.

               10.1.3    By AmeriTrack and the Shareholders.
                         ----------------------------------

                         (a)  This Agreement may be terminated by AmeriTrack
with the written consent of shareholders owning at least a majority of the outstanding AmeriTrack Stock if the conditions precedent set forth in Section 8 shall have not been complied with, waived or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by Snowball on or before the Termination Date.

                         (b)  In addition, AmeriTrack, with the written consent
of shareholders owning at least a majority of the outstanding AmeriTrack Stock may terminate this Agreement at any time prior to or at the Closing if any of the representations and warranties of Snowball in Section 5 of this Agreement were incorrect, untrue or false in any material respect as of the Agreement Date or are incorrect, untrue or false in any material respect as of the proposed Closing Date or Snowball has breached any of its covenants under Section 7 of this Agreement in any material respect, and Snowball has not cured such breach prior to the earlier of (i) the Closing, (ii) five (5) days after AmeriTrack and the Shareholders owning at least a majority of the outstanding AmeriTrack Stock have given Snowball written notice of their intention to terminate this Agreement pursuant to this subsection 10.1.3(b) or (iii) the Termination Date.

Any termination of this Agreement under this Section 10 will be effective upon delivery of notice of termination by the terminating party to the other party or parties hereto.

          10.2 No Liability for Proper Termination.  Any termination of this
               -----------------------------------
Agreement in accordance with the applicable provisions of this Section 10 will be without further obligation or liability of any party in favor of the other party or parties hereto or to its stockholders, directors or officers; provided,
                                                                       --------
however, that nothing herein will limit the obligation of AmeriTrack, the
-------
Shareholders and Snowball for any willful breach hereof or failure to use their diligent efforts to cause the transactions contemplated hereby to be consummated, as set forth in Sections 6.2.4 and 7.4 hereof, respectively. In
                             --------------     ---
the event of the termination of this Agreement pursuant to this Section 10, this
                                                                ----------
Agreement shall thereafter become void and have no effect and each party shall be responsible for its own expenses incurred in connection herewith. The terms of that certain Mutual Non-Disclosure Agreement, dated July 29, 1999 by and between Snowball and AmeriTack shall survive any termination of this Agreement.

     11.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION; LIMITATION

          11.1 Survival of Representations.  Subject to Section 11.2(b) below,
               ---------------------------              ---------------
all representations, warranties and covenants of AmeriTrack, Snowball and the Shareholders contained in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party, only until that date which is the earlier of (i) the termination of this Agreement or (ii) except as to breaches or violations of Sections 3.1, 3.2, 3.3,
                                                         -----------------------
4.3 and 4.7, two (2) years following the Closing Date, provided that there shall
---     ---
be no limit with respect to claims arising out of a representation or warranty that a Shareholder knew at the Closing Date was false or a Shareholder's fraud.

          11.2 Agreements to Indemnify.  Each of the Shareholders hereby agrees
               -----------------------
to indemnify and hold harmless Snowball and its officers, directors, agents and employees, and each person, if any, who controls or may control Snowball within the meaning of the Securities Act (hereinafter referred to collectively as "Indemnified Persons") from and against any and all Indemnified Losses. For purposes of this Agreement, "Indemnified Losses" means all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees:

               (a) Arising out of any misrepresentation or breach of or default in connection with any of the representations or warranties given or made by such Shareholder in Section 3 of this Agreement or any certificate, instrument, or agreement delivered at Closing by or on behalf of such Shareholder pursuant hereto; or

               (b) Resulting from any failure of any such Shareholder to have good, valid and marketable title to the issued and outstanding AmeriTrack Stock held by such Shareholder, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever; or

               (c) Arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by AmeriTrack in this Agreement or any certificate, instrument, or agreement delivered at Closing by or on behalf of AmeriTrack pursuant hereto (other than with respect to changes in the truth or accuracy of the representations and warranties under this Agreement after the date hereof if AmeriTrack has advised Snowball of such changes in an update to the AmeriTrack Disclosure Schedule delivered prior to the Closing and Snowball has nonetheless proceeded with the Closing).

The liability of the Shareholders under clauses (a) and (b) above will be several and not joint. The liability of the Shareholders under clause (c) above will be joint and several.

          11.3 Limitations on Indemnification.  Anything contained in this
               ------------------------------
Agreement to the contrary notwithstanding: (a) Shareholders shall not be liable for any claim for indemnification asserted by any Indemnified Person or by any party pursuant to any provision of this Agreement after the second (2nd) anniversary date of the Closing; (b) Shareholders'
aggregate liability for such indemnification claims under this Agreement shall not exceed One Million Dollars ($1,000,000.00) and shall be limited as to each Shareholder to the amount of the Purchase Price received or receivable by such Shareholder; and (c) Shareholders shall not become liable for any such indemnification claims under this Agreement unless and until the aggregate of all such claims exceeds Fifteen Thousand Dollars ($15,000.00), and then only to the extent of such excess over $15,000.00 and up to the amount limitation in
Section 11.3(b) above in the aggregate. The limitations of this Section 11.3
---------------                                                 ------------
shall apply to all claims for indemnification under this Agreement except: (x) claims arising out of a representation or warranty that a Shareholder knew at the Closing Date was false or a Shareholder's fraud; and (y) claims arising under Sections 3.1, 3.2, 3.3, 4.3, and 4.7.
      ----------------------  ---      ---

          11.4 Exclusive Remedies.  Anything contained in this Agreement to the
               ------------------
contrary notwithstanding, the indemnification rights set forth in this Article
                                                                       -------
11, all of which are subject to the terms, limitations, and restrictions of this
--
Article 11, shall be the exclusive remedy after Closing for monetary damages
----------
sustained by the Indemnified Persons as a result of a breach of a representation, warranty, covenant, or agreement under this Agreement. Such limitations set forth in this Article 11 shall not impair the rights of
                              ----------
Snowball: (a) to seek non-monetary equitable relief, including (without limitation) specific performance or injunctive relief to redress any default or breach of this Agreement; or (b) to seek enforcement, collection, damages, or such non-monetary equitable relief to redress any default or breach of any consulting agreement, bill of sale, assignment, assumption (or other transfer document), consent, or other agreement to be delivered at Closing hereunder. In connection with the seeking of any non-monetary equitable relief, each of the Shareholders acknowledges and agrees that Snowball would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the Shareholders agree that Snowball shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any competent court having jurisdiction over the parties (subject to the provisions of Section 12.1 below).
   ------------

          11.5 Limitation of Snowball Liability.  Anything contained in this
               --------------------------------
Agreement to the contrary notwithstanding: (a) Snowball shall not be liable pursuant to any provision of this Agreement after the second (2nd) anniversary date of the Closing; (b) Snowball's aggregate liability under this Agreement shall not exceed One Million Dollars ($1,000,000.00); and (c) Snowball shall not become liable under this Agreement unless and until the aggregate of all claims exceeds Fifteen Thousand Dollars ($15,000.00), and then only to the extent of such excess over $15,000.00 and up to the amount limitation in Section 11.5(b)
                                                               ---------------
above in the aggregate.  The limitations of this Section 11.5 shall apply to all
                                                 ------------
claims under this Agreement except (i) a failure to pay the Purchase Price in accordance with the terms of this Agreement; (ii) claims arising under Section 5.3; and (iii) claims arising out of a representation or warranty that Snowball knew at the Closing Date was false or Snowball's fraud. The limitations of liability under this Section 11.5 do not apply to any claims arising out of the Consulting Agreement.

          11.6 Assignment.  To the extent that the Shareholders shall have
               ----------
actually paid indemnity damages to or on behalf of the Indemnified Persons, Indemnified Persons shall make a non-exclusive assignment to the Shareholders (as their interests may appear) of the remedies, rights, and claims, if any, of the Indemnified Persons against any and all third parties for the same liability, including, but not limited to, remedies, rights and claims against
(i) liability insurers and other insurance companies whose obligation to ensure against such liability arose with respect to AmeriTrack prior to the Closing and
(ii) any other person which has indemnified the Indemnified Persons for such liability. The parties shall cooperate reasonably in the pursuit of any such remedies, rights, and claims.

          11.7 Payment Priority.  Any Indemnified Loss to be paid to an
               ----------------
Indemnified Person pursuant to this Article 11 by any one or more of the
                                    ----------
Shareholders shall be satisfied first out of the Escrow Shares, and second out of the Cash Escrow Amount to the extent available under the Escrow Agreement; provided, however, any Shareholder shall be entitled, at his option, to pay or reimburse the Indemnified Person in whole or in part for his portion of such Indemnified Loss by transferring to the Indemnified Person shares of Snowball Common Stock retained by such Shareholder at the time, if any. For purpose of payment for a Indemnified Loss pursuant to this Article 11, the value per share
                                                ----------
of the Snowball Common Stock shall be the fair market value on the date of payment of such Indemnified Loss, which fair market value shall not be less than the book value per share on such date of payment.

          11.8 Notice of Claim.
               ---------------

               (a) As used herein, the term "Claim" means a claim for indemnification under Section 11.2 hereof made by Snowball or any Indemnified Person against any Shareholder based upon any alleged Indemnified Loss including, without limitation, an Indemnified Loss related to a Third-Party Claim. The term "Third-Party Claim" means a written claim, written demand or other formal or informal written complaint, whether or not perfected, made by a third party against Snowball or any Indemnified Person causing or threatening an Indemnified Loss. Promptly upon becoming aware of any Claim, Snowball will give the Representative written notice of such Claim hereof (the "Notice of Claim"). Snowball may give a Notice of Claim at any time on or prior to the close of the period specified in Section 11.3(a), and no Notice of Claim may be given after the close of such period. No delay on the part of Snowball or any Indemnified Person in giving the Representative a Notice of Claim prior to the close of such period shall relieve any Shareholder from any of such Shareholder's obligations under this Section 11 unless (and then only to the extent) that such Shareholder is materially prejudiced by such delay.

               (b)  Content of Notice of Claim.  Each Notice of Claim given by
                    --------------------------
Snowball pursuant to Section 11.8(a) shall be set forth in writing and shall contain the following information to the extent it is reasonably available to
Snowball:

                    (i) A brief description in reasonable detail of the facts, circumstances or events giving rise to the Claim based on Snowball's good faith belief thereof, including, if applicable, the identity and address of the third-party who has asserted a Third-Party

Claim against Snowball (to the extent reasonably available to Snowball) and copies of any demand or complaint representing such Third-Party Claim.

                    (ii) Snowball's statement of the amount of damages claimed, and if in connection with a Third-Party Claim, based on facts alleged in such Third-Party Claim which, if true, would give rise to damages as an Indemnified Loss or, in the event a Third-Party Claim fails to specify the maximum amount of damages, Snowball's good faith estimate upon advice of legal counsel of the reasonably foreseeable maximum amount of damages arising thereunder that will ultimately be incurred by Snowball and/or other Indemnified Persons in connection with such Third-Party Claim (whether in connection with a direct claim or Third-Party Claim, "Alleged Damages").

               (c)  Defense of Third-Party Claims. Subject to rights of or
                    -----------------------------
duties to any insurer or other third person having liability therefor, Snowball shall defend any Third-Party Claim and Snowball shall be entitled to recover the reasonable costs and expenses incurred by Snowball in connection with such defense (including but not limited to reasonable attorneys fees, other professionals' and experts' fees and court or arbitration costs) as part of its Claim, to the extent provided in this Section 11. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Third-Party Claim. Without limiting the foregoing, the Shareholders:
(X) may, in their sole discretion and expense, employ counsel to represent them (in addition to counsel employed by Snowball) in any such matter, and in such event counsel selected by the Indemnified Persons shall be required to cooperate with such counsel of the Shareholders in such defense, compromise or settlement for the purpose of informing and sharing information with such Shareholders; and
(Y) shall, at their own expense, provide such assistance as may be reasonably requested by the Indemnified Persons in connection with the defense and settlement of any such Third-Party Claim.

     12.  MISCELLANEOUS

          12.1 Governing Law.  Except as otherwise expressly provided herein,
               -------------
the internal laws of the State of California (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute arising under or in relation to this Agreement shall be resolved in either the United States District Court, Northern District of California, or the United States District Court, District of South Carolina; provided however, that (a) in the event that litigation is instituted against Snowball, such litigation shall only be instituted in the United States District Court, Northern District of California; and (b) in the event that litigation is instituted against the Shareholders, such litigation shall only be instituted in the United States District Court, District of South Carolina; and provided further however, that once litigation is commenced as set forth above, counter-claims or cross-claims may be instituted, at the option of the counter-claimant or cross-claimant, in the court in which such litigation is pending.

          12.2 Assignment; Binding Upon Successors and Assigns.  No party
               -----------------------------------------------
hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that Snowball may assign its respective rights and/or obligations to any wholly-owned subsidiary of Snowball, provided that Snowball
                                                        --------
guarantees the performance of such subsidiary. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.3 Severability.  If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          12.4 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.

          12.5 Other Remedies.  Except as otherwise provided herein, any and
               --------------
all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

          12.6 Amendment and Waivers.  Any term or provision of this Agreement
               ---------------------
may be amended prior to the Closing by the written consent of Snowball, AmeriTrack and those Shareholders collectively holding at least a majority of the then outstanding AmeriTrack Stock, and, after the Closing by Snowball and the Shareholders (or their successors in interest) who immediately prior to the Closing held a majority of the AmeriTrack Stock. The observance of any term, condition or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby or for whose benefit such condition was provided except that a waiver on behalf of the Shareholders need only be signed by the Shareholders collectively holding at least a majority of the then outstanding AmeriTrack Stock. In addition, at any time prior to the Closing, the Shareholders (acting by written consent of the holders of a majority of the AmeriTrack Stock) and each of AmeriTrack and Snowball (by action taken by its respective Board of Directors) may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions for its benefit contained herein. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions or any other provisions.

          12.7 Expenses.  Each party hereto will pay its respective fees and
               --------
expenses of its own attorneys, accountants, investment bankers, advisors and other professionals incurred in connection with this Agreement and the transactions contemplated hereby.

          12.8  Notices.  All notices and other communications required or
                -------
permitted under this Agreement will be in writing and will be either hand delivered in person, sent by telecopier, sent by certified or registered first class mail, postage pre-paid, or sent by internationally recognized express courier service. Such notices and other communications will be effective upon receipt if hand delivered or sent by telecopier, five (5) days after mailing if sent by mail, and one (l) day after dispatch if sent by express courier, to the following addresses, or to such other addresses or fax number as any party may notify the other parties in accordance with this Section:

                (i)  If to Snowball:
                     --------------

                     Snowball.com, Inc.
                     Executive Park Boulevard, Suite 400
                     San Francisco, CA 94134
                     Attention: President
                     Fax Number:

                with a copy to:
                --------------

                     Fenwick & West LLP
                     875 Battery Street, Suite 1500
                     San Francisco, CA 94111
                     Attention: Robert B. Dellenbach, Esq.
                     Fax Number: (415) 281-1350

                (ii) If to Shareholders:
                     ------------------

                     James N. Haltiwanger, Jr., as Representative
                     4155 East Buchannan Drive
                     Columbia, SC 29206
                     Fax Number: N/A.

                with a copy to:
                --------------

                     Nexsen Pruet Jacobs & Pollard, LLP
                     1441 Main Street, Suite 1500
                     Columbia, SC 29201
                     Attention: C. Jones DuBose, Jr., Esq.
                     Fax Number: (803) 253-8277

          12.9  Construction of Agreement.  This Agreement has been negotiated
                -------------------------
by the respective parties hereto and their attorneys and the language hereof will not be construed for or against any party.

          12.10 Further Assurances.  Each party agrees to cooperate fully with
                ------------------
the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intent and purposes of this Agreement.

          12.11 Absence of Third Party Beneficiary Rights.  No provisions of
                -----------------------------------------
this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, partner, employee, agent, consultant or any party hereto or any other person or entity unless otherwise specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely among the parties to this Agreement; provided that Indemnified Persons may be third party beneficiaries solely with respect to the provisions of Article 11 of this Agreement.
              ----------

          12.13 Public Announcement.  At a time consistent with Snowball's
                -------------------
corporate policy, and in any event no later than 45 days after the Closing, Snowball and AmeriTrack will issue a press release approved by Snowball and the Representative announcing the purchase and sale of stock contemplated hereby. Thereafter, Snowball may issue such press releases, and make such other disclosures regarding the transactions contemplated hereby, as it determines are required under applicable securities laws or regulatory rules. Prior to the publication of the press release issued upon execution of this Agreement (unless this Agreement has been terminated), no party hereto shall make any public announcement relating to this Agreement or the transactions contemplated hereby.

          12.14 Attribution to James Haltiwanger, Jr.  As soon as is
                -------------------------------------
practically possible after the Closing, and in any event no later than 45 days after the Closing, Snowball shall cause AmeriTrack to place on the highschoolalumni.com website a statement that has been reasonably approved by James N. Haltiwanger, Jr. which attributes the site's creation to James N. Haltiwanger, Jr.

          12.15 Entire Agreement.  This Agreement, the Exhibits and Schedules
                ----------------
hereto and the AmeriTrack Disclosure Schedule constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SNOWBALL.COM, INC.                           AMERITRACK, INC.

     /s/ Mark Jung                                /s/ James N. Haltiwanger, Jr.
By: ____________________________             By: ______________________________
       Mark Jung
Name: __________________________                 James N. Haltiwanger, Jr.
        President and CEO
Title: _________________________                 President



                 [SIGNATURE PAGE TO STOCK EXCHANGE AGREEMENT]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        SHAREHOLDER

                                        /s/ Lenora Price
                                        ------------------------------------
                                        Lenora Price


                                        /s/ William C. Stork
                                        ------------------------------------
                                        William C. Stork


                                        /s/ James N. Haltiwanger, Jr.
                                        ------------------------------------
                                        James N. Haltiwanger, Jr.


                                        /s/ Dan Haltiwanger
                                        ------------------------------------
                                        Dan Haltiwanger


                                        /s/ George M. Baker
                                        ------------------------------------
                                        George M. Baker


                                        /s/ Melissa Hubbard
                                        ------------------------------------
                                        Melissa Hubbard


                                        /s/ Elizabeth M. Wolff
                                        ------------------------------------
                                        Elizabeth M. Wolff


                                        Azalea Capital, L.L.C.

                                        /s/ Patrick A. Duncan
                                        ------------------------------------
                                        Principal


                                        /s/ Robert B. Stith
                                        ------------------------------------
                                        Robert B. Stith


                                        /s/ Jim Pickens
                                        ------------------------------------
                                        Jim Pickens


                                        By: ________________________________

                                        Name: ______________________________

                                        Title: _____________________________



                 [SIGNATURE PAGE TO STOCK EXCHANGE AGREEMENT]